Exhibit 99.1

Jessica Hansen, Vice President of Communications
301 Commerce Street, Ste. 500, Fort Worth, Texas 76102
817-390-8200
November 12, 2013

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FOURTH QUARTER AND FISCAL 2013 EARNINGS

Fiscal 2013 Fourth Quarter Highlights - as compared to the prior year quarter

•	Pre-tax income increased 104% to $202.8 million

•	Pre-tax income margin increased 350 basis points to 10.9% of revenues

•	Home sales gross margin increased 380 basis points to 21.9%

•	Homebuilding SG&A as a percentage of homebuilding revenues improved 90 basis points to 10.3%
Fiscal 2013 Highlights - as compared to the prior year

•	Pre-tax income increased 171% to $657.8 million

•	Pre-tax income margin increased 490 basis points to 10.5% of revenues

•	Home sales gross margin increased 310 basis points to 20.8%

•	Homebuilding SG&A as a percentage of homebuilding revenues improved 180 basis points to 10.7%

•	Net sales orders increased 19% in homes to 25,120 and 37% in value to $6.6 billion

•	Homes closed increased 28% in homes to 24,155 and 43% in value to $6.0 billion

•	Sales order backlog increased 13% in homes to 8,205 and 33% in value to $2.2 billion

FORT WORTH, TEXAS – D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported that pre-tax income for its fourth fiscal quarter ended September 30, 2013 increased 104% to $202.8 million, compared to $99.2 million in the same quarter of fiscal 2012. The quarterly results included $27.1 million of pre-tax inventory and land option charges to cost of sales, compared to $1.5 million in the same quarter of fiscal 2012. Net income for the fourth fiscal quarter was $139.5 million, or $0.40 per diluted share, compared to $100.1 million, or $0.30 per diluted share, in the same quarter of fiscal 2012. The prior year quarterly results included a non-cash tax benefit of $36.5 million from a reduction of the Company's valuation allowance on its deferred tax assets. Homebuilding revenue for the fourth quarter of fiscal 2013 increased 40% to $1.8 billion from $1.3 billion in the same quarter of 2012. Homes closed in the quarter increased 23% to 6,866, compared to 5,575 homes in the year-ago quarter.

For the fiscal year ended September 30, 2013, the Company's pre-tax income increased 171% to $657.8 million, compared to $242.9 million in the same period of 2012. The fiscal year results included $31.1 million of pre-tax inventory and land option charges to cost of sales, compared to $6.2 million in the prior year. Net income for the fiscal year ended September 30, 2013 was $462.7 million, or $1.33 per diluted share, compared to $956.3 million, or $2.77 per diluted share, in fiscal 2012. The results in fiscal 2012 included a non-cash tax benefit of $753.2 million from a reduction of the Company's valuation allowance on its deferred tax assets. Homebuilding revenue for the fiscal year ended September 30, 2013 increased 44% to $6.1 billion from $4.2 billion in fiscal 2012. Homes closed in fiscal 2013 increased 28% to 24,155, compared to 18,890 homes in fiscal 2012.

Net sales orders for the fourth quarter ended September 30, 2013 decreased 2% to 5,160 homes from 5,276 homes in the year-ago quarter and the value of net sales orders increased 14% to $1.4 billion from $1.3 billion. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the fourth quarter of fiscal 2013 was 31%. Net sales orders for the fiscal year ended September 30, 2013 increased 19% to 25,120 homes from 21,048 homes in fiscal 2012 and the value of net sales orders increased 37% to $6.6 billion from $4.8 billion. The Company’s sales order backlog of homes under contract at September 30, 2013 increased 13% to 8,205 homes from 7,240 homes at September 30, 2012. The value of the backlog increased 33% to $2.2 billion at September 30, 2013 from $1.7 billion a year ago.

The Company ended the year with $913.3 million of homebuilding unrestricted cash and net homebuilding debt to total capital of 36.7%. Net homebuilding debt to total capital consists of homebuilding notes payable net of cash divided by total equity plus homebuilding notes payable net of cash.

Donald R. Horton, Chairman of the Board, said, “Our fourth quarter provided a solid finish to a great year. In fiscal 2013, our homebuilding and financial services operating results improved significantly, with pre-tax income margin increasing 490 basis points to 10.5% from 5.6% last year. In addition, consolidated revenues increased 44% to $6.3 billion for the year, resulting in a 171% increase in pre-tax income to $657.8 million. The number of homes sold, closed and in backlog all increased by double-digit percentages compared to fiscal 2012. Our average sales price increased 15% to $261,400, reflecting increased demand from move-up buyers in addition to pricing power across many of our markets.

"We are well-positioned to continue to profitably grow our operations during the recovery, with a strong balance sheet, good liquidity and sufficient inventories of homes and finished lots. Fiscal 2014 is off to a strong start with a beginning backlog of 8,205 homes valued at $2.2 billion and increased year-over-year net sales in October.”

The Company will host a conference call today (Tuesday, November 12th) at 10:00 a.m. Eastern time. The dial-in number is 877-407-8033, and the call will also be webcast from www.drhorton.com on the “Investors” page.

D.R. Horton, Inc., America’s Builder, is the largest homebuilder in the United States, based on its 24,155 homes closed during its fiscal year ended September 30, 2013. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 78 markets in 27 states in the East, Midwest, Southeast, South Central, Southwest and West regions of the United States. The Company is engaged in the construction and sale of high quality homes with sales prices ranging from $100,000 to over $1,000,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that we are well-positioned to continue to profitably grow our operations during the recovery, with a strong balance sheet, good liquidity and sufficient inventories of homes and finished lots and that fiscal 2014 is off to a strong start with a beginning backlog of 8,205 homes valued at $2.2 billion and increased year-over-year net sales in October. Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: potential deterioration in homebuilding industry conditions and the current weak U.S. economy; the cyclical nature of the homebuilding industry and changes in economic, real estate and other conditions; constriction of the credit markets, which could limit our ability to access capital and increase our costs of capital; reductions in the availability of mortgage financing and the liquidity provided by government-sponsored enterprises, the effects of government programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land and lot inventory; home warranty and construction defect claims; supply shortages and other risks of acquiring land, building materials and skilled labor; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding operations; the effects of governmental regulation on our financial services operations; our substantial debt and our ability to comply with related debt covenants, restrictions and limitations; competitive conditions within the homebuilding and financial services industries; our ability to effect any future growth strategies or acquisitions successfully; the effects of the loss of key personnel; the impact of an inflationary or deflationary environment; our ability to realize the full amount of our deferred income tax assets; and information technology failures and data security breaches. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and our most recent quarterly report on Form 10-Q, both of which are filed with the Securities and Exchange Commission.

WEBSITE ADDRESS: www.drhorton.com

D.R. HORTON, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,
	2013	2012
	(In millions)
ASSETS
Homebuilding:
Cash and cash equivalents	$913.3	$1,030.4
Marketable securities, available-for-sale	—	298.0
Restricted cash	77.8	49.3
Inventories:
Construction in progress and finished homes	2,498.0	1,682.7
Residential land and lots — developed and under development	3,227.3	1,838.4
Land held for development	472.1	644.1
	6,197.4	4,165.2
Income taxes receivable	—	14.4
Deferred income taxes, net	586.6	709.5
Property and equipment, net	106.7	72.6
Other assets	460.5	456.8
Goodwill	38.9	38.9
	8,381.2	6,835.1
Financial Services:
Cash and cash equivalents	23.2	17.3
Mortgage loans held for sale	395.1	345.3
Other assets	56.9	50.5
	475.2	413.1
Total assets	$8,856.4	$7,248.2
LIABILITIES
Homebuilding:
Accounts payable	$346.4	$216.2
Accrued expenses and other liabilities	886.0	893.8
Notes payable	3,270.4	2,305.3
	4,502.8	3,415.3
Financial Services:
Accounts payable and other liabilities	53.6	50.4
Mortgage repurchase facility	238.6	187.8
	292.2	238.2
Total liabilities	4,795.0	3,653.5
EQUITY
Common stock	3.3	3.3
Additional paid-in capital	2,042.0	1,979.8
Retained earnings	2,145.6	1,743.1
Treasury stock, at cost	(134.3)	(134.3)
Accumulated other comprehensive income	1.9	0.2
Total stockholders’ equity	4,058.5	3,592.1
Noncontrolling interests	2.9	2.6
Total equity	4,061.4	3,594.7
Total liabilities and equity	$8,856.4	$7,248.2

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2013	2012	2013	2012
	(In millions, except per share data)
Homebuilding:
Revenues:
Home sales	$1,802.0	$1,288.3	$6,024.8	$4,218.4
Land/lot sales and other	15.8	10.5	61.1	17.8
	1,817.8	1,298.8	6,085.9	4,236.2
Cost of sales:
Home sales	1,407.2	1,055.6	4,771.5	3,472.9
Land/lot sales and other	12.1	9.2	50.9	13.3
Inventory and land option charges	27.1	1.5	31.1	6.2
	1,446.4	1,066.3	4,853.5	3,492.4
Gross profit:
Home sales	394.8	232.7	1,253.3	745.5
Land/lot sales and other	3.7	1.3	10.2	4.5
Inventory and land option charges	(27.1)	(1.5)	(31.1)	(6.2)
	371.4	232.5	1,232.4	743.8
Selling, general and administrative expense	186.6	145.9	649.9	528.7
Interest expense	—	4.9	5.1	23.6
Other (income)	(4.6)	(4.0)	(14.9)	(12.2)
Homebuilding pre-tax income	189.4	85.7	592.3	203.7
Financial Services:
Revenues, net of recourse and reinsurance expense	42.0	37.4	173.4	117.8
General and administrative expense	31.5	25.6	116.4	85.5
Interest and other (income)	(2.9)	(1.7)	(8.5)	(6.9)
Financial services pre-tax income	13.4	13.5	65.5	39.2
Income before income taxes	202.8	99.2	657.8	242.9
Income tax expense (benefit)	63.3	(0.9)	195.1	(713.4)
Net income	$139.5	$100.1	$462.7	$956.3
Other comprehensive income (loss), net of income tax:
Unrealized gain (loss) related to available-for-sale securities	—	0.2	(0.2)	0.1
Unrealized gain related to debt securities collateralized by residential real estate	—	—	1.9	—
Comprehensive income	$139.5	$100.3	$464.4	$956.4
Basic:
Net income per share	$0.43	$0.31	$1.44	$3.01
Weighted average number of common shares	322.9	319.6	322.1	318.1
Diluted:
Net income per share	$0.40	$0.30	$1.33	$2.77
Numerator for diluted net income per share after assumed conversions	$145.9	$109.8	$486.6	$993.1
Adjusted weighted average number of common shares	364.4	362.8	364.9	359.0
Other Consolidated Financial Data:
Interest amortized to home and land/lot cost of sales	$29.1	$27.6	$110.2	$94.0
Depreciation and amortization	$6.7	$4.4	$22.7	$18.8
Interest incurred	$47.3	$34.5	$172.8	$124.1

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Fiscal Year Ended September 30,
	2013	2012
	(In millions)
OPERATING ACTIVITIES
Net income	$462.7	$956.3
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	22.7	18.8
Amortization of discounts and fees	39.7	40.4
Stock based compensation expense	19.0	18.1
Income tax benefit from employee stock awards	(6.7)	—
Deferred income taxes	130.9	(709.5)
Gain on early retirement of debt, net	—	(0.1)
Gain on sale of marketable securities	(0.2)	(0.2)
Inventory and land option charges	31.1	6.2
Changes in operating assets and liabilities:
Increase in construction in progress and finished homes	(815.3)	(275.4)
Increase in residential land and lots – developed, under development, and held for development	(1,235.6)	(371.0)
Decrease (increase) in other assets	16.5	(37.4)
Decrease (increase) in income taxes receivable	14.4	(2.0)
Increase in mortgage loans held for sale	(49.8)	(51.2)
Increase in accounts payable, accrued expenses and other liabilities	139.5	113.6
Net cash used in operating activities	(1,231.1)	(293.4)
INVESTING ACTIVITIES
Purchases of property and equipment	(58.0)	(33.6)
Purchases of marketable securities	(28.9)	(240.8)
Proceeds from the sale or maturity of marketable securities	325.4	232.8
Increase in restricted cash	(28.5)	(0.2)
Net principal increase of other mortgage loans and real estate owned	(2.5)	(4.7)
Purchase of debt securities collateralized by residential real estate	(18.6)	—
Principal payments received on debt securities collateralized by residential real estate	1.4	—
Payments related to acquisition of a business	(9.4)	(96.5)
Net cash provided by (used in) investing activities	180.9	(143.0)
FINANCING ACTIVITIES
Proceeds from notes payable	1,307.9	765.9
Repayment of notes payable	(345.1)	(17.5)
Proceeds from stock associated with certain employee benefit plans	29.7	50.9
Income tax benefit from employee stock awards	6.7	—
Cash dividends paid	(60.2)	(47.8)
Net cash provided by financing activities	939.0	751.5
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(111.2)	315.1
Cash and cash equivalents at beginning of year	1,047.7	732.6
Cash and cash equivalents at end of year	$936.5	$1,047.7

D.R. HORTON, INC.
($’s in millions)

NET SALES ORDERS
	Three Months Ended September 30,				Fiscal Year Ended September 30,
	2013		2012		2013		2012
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	562	$162.2	558	$144.3	2,624	$723.6	2,244	$565.3
Midwest	279	100.1	330	99.5	1,480	503.2	1,301	386.2
Southeast	1,570	395.4	1,497	315.1	7,408	1,759.2	5,378	1,101.9
South Central	1,718	369.7	1,574	308.2	8,074	1,683.1	6,822	1,282.3
Southwest	227	52.9	371	77.6	1,381	288.9	1,715	327.7
West	804	347.8	946	309.9	4,153	1,609.0	3,588	1,139.9
	5,160	$1,428.1	5,276	$1,254.6	25,120	$6,567.0	21,048	$4,803.3

HOMES CLOSED
	Three Months Ended September 30,				Fiscal Year Ended September 30,
	2013		2012		2013		2012
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	792	$218.2	572	$149.4	2,505	$667.8	2,187	$542.4
Midwest	421	141.4	396	121.4	1,449	471.3	1,164	339.3
Southeast	2,002	470.4	1,369	280.6	6,807	1,520.4	4,682	930.7
South Central	2,112	437.1	1,736	325.2	7,609	1,520.8	6,300	1,158.4
Southwest	426	86.7	464	88.5	1,605	327.7	1,442	269.4
West	1,113	448.2	1,038	323.2	4,180	1,516.8	3,115	978.2
	6,866	$1,802.0	5,575	$1,288.3	24,155	$6,024.8	18,890	$4,218.4

SALES ORDER BACKLOG
	As of September 30,
	2013		2012
	Homes	Value	Homes	Value
East	782	$226.3	663	$170.5
Midwest	456	159.4	425	127.4
Southeast	2,810	703.7	2,209	465.0
South Central	2,697	595.8	2,232	433.5
Southwest	475	96.1	699	134.9
West	985	428.8	1,012	336.6
	8,205	$2,210.1	7,240	$1,667.9